EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2018 Ended December 31, 2017

SUNNYVALE, Calif., Feb. 07, 2018 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ:AOSL), today reported financial results for the fiscal second quarter of 2018 ended December 31, 2017.

The results for the fiscal second quarter of 2018 ended December 31, 2017 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Revenue	$103.9	$104.9	$94.7
Gross Margin	27.0%	26.3%	23.3%
Operating Income	$3.2	$4.6	$2.8
Net Income attributable to AOS	$6.8	$4.8	$2.8
Income Per Share attributable to AOS - Diluted	$0.27	$0.19	$0.11

On a non-GAAP basis excluding the effect of share-based compensation expenses in each of the periods presented and income tax benefit from tax reform during the current quarter, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Revenue	$103.9	$104.9	$94.7
Gross Margin	27.4%	26.6%	23.6%
Operating Income	$7.2	$6.6	$4.4
Net Income attributable to AOS	$8.1	$6.8	$4.4
Income Per Share attributable to AOS - Diluted	$0.32	$0.27	$0.18

"I am pleased to report another solid quarter.  Driven by the continuing momentum of our new products, AOS revenue and gross margin came in at the high end of the guidance ranges, resulting in an EPS of $0.27 on a GAAP basis and $0.32 on a non-GAAP basis for the December quarter.  AOS is well positioned for its next level of growth,” stated Dr. Mike Chang, the chairman and CEO of the company.  “Through our hard work and effort in the past few years, we have established a strong core business that is profitably growing and generating cash.  Now, we are stepping up investments in two growth initiatives, namely the Chongqing joint venture and our digital power business.  Healthy returns from our core business are enabling these strategic investments that open the door for greater expansion in revenue and profit.”

Business Outlook for Fiscal Q3 Ending March 31, 2018

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements. The following statements contains non-GAAP financial measures and please see the section below “Use of Non-GAAP Financial Measures” for more information.

We expect the construction of cleanrooms of our Chongqing joint venture to be completed during the March quarter.  We expect to increase headcount, install equipment, conduct qualification processes, and perform trial productions starting from the March quarter.  A large portion of the pre-production costs cannot be capitalized under GAAP accounting.  Because these expenses do not reflect our normal business and operations, we plan to exclude such pre-production expenses in our non-GAAP operating expenses.  With that, here are our expectations for the third quarter of fiscal year 2018:

  Revenue is expected to be in the range of $99 million to $103 million.
  Gross margin is expected to be approximately 26.0% plus or minus 1%.  Non-GAAP gross margin is expected to be approximately 26.3% plus or minus 1%.  Non-GAAP gross margin excludes $0.3 million of estimated share-based compensation charge.
  Operating expenses are expected to be in the range of $26.5 million plus or minus $1 million.  Non-GAAP operating expenses are expected to be in the range of $22.0 million plus or minus $1 million.  Both GAAP and non-GAAP operating expenses include $1.5 million to $1.7 million of estimated expenses relating to the development of our digital power team.  Non-GAAP operating expenses exclude an estimated share-based compensation charge of approximately $2.2 million and estimated pre-production expenses of the Chongqing joint venture of $2.5 million.
  Tax expenses are expected to be in the range of $0.8 million to $1.0 million.
  Loss attributable to non-controlling interest is expected to be around $1.9 million. On a non-GAAP basis, this item is expected to be around $0.7 million.  The $1.2 million difference is due to the exclusion of estimated pre-production expenses in non-GAAP operating expenses.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter of 2018 ended December 31, 2017 today, February 7, 2018 at 2:00 p.m. PT / 5:00 p.m. ET.  To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.).  To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.  In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance.  These forward-looking statements include, without limitation, statements relating to projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, adjusted gross margin, adjusted operating expenses, tax expenses, and adjusted loss attributable to non-controlling interest, our ability and strategy to develop new products, including digital power controller products,  the ability to expand our sales, maintain optimal capacity and achieve sustained growth and profitability, the ability of our repurchase program to enhance shareholder value, the pre-production phase of our Chongqing joint venture, and our strategy to develop the new digital power business, and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2018”.  Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate our joint venture in China, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed on September 5, 2017.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  You should not place undue reliance on these forward-looking statements.  All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net income (loss) and diluted earnings per share ("EPS").  These supplemental measures excludes share-based compensation expenses for all periods presented and income tax benefit from tax reform for current period in this press release.  We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to non-controlling interest.  These forecast supplemental measures exclude estimated pre-production expenses relating to our Chongqing joint venture. We believe that these historical and forecast non-GAAP financial measures can provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations, such as the joint venture pre-production expenses.  In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.  Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the terms used in this press release, such as non-GAAP net income (loss) or adjusted operating expenses, do not have a standardized meaning.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.  We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

CONTACT:
Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Revenue	$103,896	$104,858	$94,687	$208,754	$192,049
Cost of goods sold	75,814	77,328	72,593	153,142	148,011
Gross profit	28,082	27,530	22,094	55,612	44,038
Gross margin	27.0%	26.3%	23.3%	26.6%	22.9%

Operating expenses:
Research and development	9,102	8,325	7,284	17,427	14,303
Selling, general and administrative	15,756	14,615	11,974	30,371	23,157
Total operating expenses	24,858	22,940	19,258	47,798	37,460
Operating income	3,224	4,590	2,836	7,814	6,578

Interest income and other loss, net	(160)	40	(70)	(120)	(119)
Interest expense	(14)	(17)	(24)	(31)	(50)
Income before income taxes	3,050	4,613	2,742	7,663	6,409

Income tax expense (benefit)	(2,072)	1,274	1,085	(798)	2,322
Net income including noncontrolling interest	5,122	3,339	1,657	8,461	4,087
Net loss attributable to noncontrolling interest	(1,669)	(1,461)	(1,190)	(3,130)	(2,067)
Net income attributable to Alpha and Omega Semiconductor Limited	$6,791	$4,800	$2,847	$11,591	$6,154

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.28	$0.20	$0.12	$0.48	$0.26
Diluted	$0.27	$0.19	$0.11	$0.46	$0.25

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	23,925	24,021	23,481	23,973	23,256
Diluted	25,033	24,960	24,977	24,997	24,695

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$146,209	$115,708
Restricted cash	192	221
Accounts receivable, net	24,283	28,410
Inventories	85,672	76,254
Other current assets	8,942	4,883
Total current assets	265,298	225,476
Property, plant and equipment, net	193,253	148,191
Intangible assets, net	14,599	282
Deferred income tax assets - long-term	4,600	4,594
Other long-term assets	42,801	19,865
Total assets	$520,551	$398,408
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$70,521	$63,134
Accrued liabilities	51,238	28,386
Income taxes payable	1,280	1,748
Deferred margin	1,386	814
Capital leases	846	828
Total current liabilities	125,271	94,910
Income taxes payable - long-term	941	922
Deferred income tax liabilities	442	2,659
Capital leases - long-term	449	866
Other long-term liabilities	396	502
Total liabilities	127,499	99,859
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at December 31, 2017 and June 30, 2017	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 29,856 shares and 23,908 shares, respectively at December 31, 2017 and 29,600 shares and 23,992 shares, respectively at June 30, 2017	60	59
Treasury shares at cost, 5,948 shares at December 31, 2017 and 5,608 shares at June 30, 2017	(55,799)	(49,836)
Additional paid-in capital	212,771	206,332
Accumulated other comprehensive income	2,455	306
Retained earnings	120,023	113,909
Total Alpha and Omega Semiconductor Limited shareholder's equity	279,510	270,770
Noncontrolling interest	113,542	27,779
Total equity	393,052	298,549
Total liabilities and equity	$520,551	$398,408

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP gross profit	$28,082	$27,530	$22,094	$55,612	$44,038
Share-based compensation	415	316	205	731	400
Non-GAAP gross profit	$28,497	$27,846	$22,299	$56,343	$44,438
Non-GAAP gross margin as a % of revenue	27.4%	26.6%	23.6%	27.0%	23.1%

GAAP operating income	$3,224	$4,590	$2,836	$7,814	$6,578
Share-based compensation	4,009	2,008	1,554	6,017	2,870
Non-GAAP operating income	$7,233	$6,598	$4,390	$13,831	$9,448
Non-GAAP operating income as a % of revenue	7.0%	6.3%	4.6%	6.6%	4.9%

GAAP net income attributable to AOS	$6,791	$4,800	$2,847	$11,591	$6,154
Share-based compensation	4,009	2,008	1,554	6,017	2,870
Income tax benefit from tax reform	(2,690)	—	—	(2,690)	—
Non-GAAP net income attributable to AOS	$8,110	$6,808	$4,401	$14,918	$9,024
Non-GAAP net income attributable to AOS as a % of revenue	7.8%	6.5%	4.6%	7.1%	4.7%

GAAP net income attributable to AOS	$6,791	$4,800	$2,847	$11,591	$6,154
Share-based compensation	4,009	2,008	1,554	6,017	2,870
Amortization and depreciation	7,408	6,978	6,760	14,386	13,263
Interest income	(174)	(41)	(23)	(215)	(67)
Income tax expense (benefit)	(2,072)	1,274	1,085	(798)	2,322
EBITDAS	$15,962	$15,019	$12,223	$30,981	$24,542

GAAP diluted net income per share attributable to AOS	$0.27	$0.19	$0.11	$0.46	$0.25
Share-based compensation	0.16	0.08	0.07	0.25	0.12
Income tax benefit from tax reform	(0.11)	—	—	(0.11)	—
Non-GAAP diluted net income per share attributable to AOS	$0.32	$0.27	$0.18	$0.60	$0.37

Shares used to compute basic per share	23,925	24,021	23,481	23,973	23,256
Shares used to compute dilute per share	25,033	24,960	24,977	24,997	24,695